Exhibit 10.37

FIRST AMENDMENT TO SUPPLY AGREEMENT

This is the First Amendment to the Supply Agreement dated as of April 2, 2003, among Midas International Corporation, a Delaware corporation (“MIC”), Part Warehouse, Inc., a Delaware corporation (“PWI”) (collectively “Midas”), and AutoZone Parts, Inc., a Nevada corporation, successor by assignment to AutoZone, Inc. (“AutoZone”) (the “Agreement”), and shall be effective as of the 7th day of May, 2004.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	The Agreement is amended by deleting Section 2(a)(iv) thereof and replacing it with the following Section 2(a)(iv):

(iv)

Freight Terms. AutoZone shall be responsible for the freight charges relating to all shipments made to Midas Shops under the Stocking Program, but only to the extent that the Stocking Program order is greater than or equal to [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] and specifies delivery to a single Midas Shop location (or other mutually agreed location). All products with a popularity (“pop”) code of “W” which are ordered by a Midas Shop under the Stocking Program shall also be included for purposes of determining whether a Stocking Order meets the foregoing [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] minimum, regardless of whether such products are stocked in the applicable servicing AutoZone DC. For purposes of this Subsection 2(a)(iv), individual orders from a single Midas Shop that are combined into a single delivery shall be aggregated and counted as a single order. Effective May 7, 2004, each Midas Shop participating in the Stocking Program shall be charged a [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] freight charge on each Stocking Program order that does not meet the foregoing [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] minimum requirement. AutoZone will permit individual Midas Shops to change the shop delivery schedule from [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] to [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] (or vice versa) during March and September of each year, effective for the following six months. Any Midas Shop participating in the Stocking Program that does not place an order during its order cycle ([CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]) will be charged a freight fee of [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] for each non-order to compensate AutoZone for the reserved spot in the shipment. Owners of multiple Midas Shops will be permitted to designate a location for shipments of products to more than one shop, and in that case the

[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] charge will not be assessed to shops that do not order on their own; provided, however, that such designation must be for the entire Supply Term.

2.	The performance guarantees in Section 2(a)(viii) shall not apply prior to May 7, 2004.

3.	Other than as amended by this Amendment, the other terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement.

AUTOZONE PARTS, INC.	MIDAS INTERNATIONAL CORPORATION

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

PARTS WAREHOUSE, INC.

By:	By:
Name:	Name:
Title:	Title:
Date:	Date: